UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

October 17, 2006

PDL BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19756	94-3023969
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

34801 Campus Drive

Fremont, California 94555

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(510) 574-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On October 17, 2006, the Board of Directors (the “Board”) of PDL BioPharma, Inc. (the “Company”) designated Mr. Andrew L. Guggenhime, who also serves as the Senior Vice President and Chief Financial Officer of the Company, as Principal Accounting Officer of the Company. Mr. George T. Jue served as the Principal Accounting Officer of the Company prior to the designation of Mr. Guggenhime. On October 20, 2006, Mr. Jue notified the Company that he would resign from his positions as an employee of and Vice President, Finance, and Corporate Controller of the Company effective November 10, 2006.

(c) (1) On October 17, 2006, the Board designated Mr. Guggenhime as the Principal Accounting Officer of the Company. Mr. Guggenhime will serve at the pleasure of the Board or until his successor is duly appointed.

(2) Mr. Guggenhime joined the Company as Senior Vice President and Chief Financial Officer in April 2006. Between October 2000 and March 2006, Mr. Guggenhime served as Chief Financial Officer at Neoforma, Inc., a provider of supply chain management solutions for the healthcare industry. As the Chief Financial Officer of Neoforma, he was responsible for managing its accounting, finance, financial planning and analysis, investor relations, legal and facilities departments. From January 2000 to October 2000, he served as Neoforma’s Vice President of Corporate Development, managing Neoforma’s corporate development, business development, international and strategic efforts, including identifying and executing mergers and acquisitions, strategic partnerships and joint ventures. From 1996 until 2000, Mr. Guggenhime was in the Healthcare Investment Banking group of Merrill Lynch & Co., most recently as a Vice President, where he specialized in working with healthcare services firms and healthcare Internet companies on a variety of transactions, including mergers and acquisitions, initial public offerings, add-on equity offerings and debt offerings. From 1990 until 1994, he worked at Wells Fargo & Company in a number of capacities, most recently as Assistant Vice President in Wells Fargo’s Real Estate Capital Markets group, in which he was responsible for identifying and evaluating distressed real estate investment opportunities. He also served in Wells Fargo’s Real Estate Managed Asset group, in which he was responsible for managing troubled loan portfolios and restructuring debt transactions. Mr. Guggenhime earned a Bachelor of Arts degree in international politics and economics from Middlebury College and a Master of Management degree from the J.L. Kellogg Graduate School of Management at Northwestern University.

Other than the employment offer letter, dated February 3, 2006, between the Company and Mr. Guggenhime (the “Guggenhime Offer Letter”), there is no arrangement or understanding between Mr. Guggenhime and any other persons pursuant to which he was selected or will be appointed as an officer of the Company.

(3) Item 5.02(c)(3) of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 10, 2006, is incorporated herein by reference. The description of the material terms of the employment agreement between Mr. Guggenhime and the Company incorporated by reference in the preceding sentence is qualified in its entirety by the terms and conditions set forth in the Guggenhime Offer Letter, which is attached as Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by the Company with the SEC on May 10, 2006. In addition, on July 20, 2006, the Compensation Committee of the Board granted Mr. Guggenhime an option to purchase 20,000 shares of common stock of the Company as was reported in the Current Report on Form 8-K filed by the Company with the SEC on July 26, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2006

PDL BioPharma, Inc.

By:	/s/ Andrew Guggenhime
Andrew Guggenhime
Senior Vice President and Chief Financial Officer

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